Exhibit 10

                    PREFERRED STOCK PURCHASE AGREEMENT


      THIS PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 10th day of July, 1997, by and between DISTINCTION SOFTWARE, INC., a Georgia corporation (the "Company"), and DATASTREAM SYSTEMS, INC., a Delaware corporation (the "Investor").

      WHEREAS, the Investor desires to make an investment in the Company in accordance with the terms and conditions set forth in this Agreement;

      WHEREAS,   the  Company  desires  that  the  Investor  make  such  an investment;

      WHEREAS, in connection with this Agreement, the Investor and the Company desire to enter into certain other agreements including, but not limited to, the Software Agreement (as hereinafter defined) whereby the Investor shall acquire from the Company and the Company, shall license to the Investor, the Software and related rights described therein;

      WHEREAS, the parties desire to enter into this Agreement and the related agreements in order that they may share confidential and proprietary information and trade secrets in an effort to provide enhanced software and related services to the purchasers of computerized maintenance management systems (the 'CMMS Customers');

      WHEREAS, the Company and the Investor therefore agree, as a condition to the making of the investment contemplated hereby, to the restrictions on proprietary information set forth in Section 9 of the Software Agreement and to the restrictions on co-marketing arrangements set forth in Section 7.12 hereof, which restrictions are intended by the parties as reasonable restraints on their future conduct entered into in order to give economic effect to the relationship created hereby, including without limitation to the terms of the exclusive license for Custom Software in the CMMS Market set forth in Section 3.1 of the Software Agreement;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, representations, warranties and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    AUTHORIZATION AND SALE OF THE SHARES; OTHER AGREEMENTS
      1.1. Authorization of the Shares. The Company shall, as of the Series A Closing (as hereinafter defined), adopt and file with the Secretary of State of the State of Georgia an Amendment to the Articles of Incorporation so as to authorize Two Hundred Twenty-Two Thousand (222,000) shares of Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Stock") having the rights, restrictions, privileges, redemption rights and preferences as set forth herein and in the Articles of Incorporation of the Company, as amended.

      1.2. Sale of the Shares. Subject to the terms and conditions hereof, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor a total of Two Hundred Twenty-One Thousand Nine Hundred Ten

(221,910 ) shares of the Company's Series A Stock (the "Series A Shares") for the aggregate purchase price of Two Million Dollars ($2,000,000) (the "Purchase Price"), which shall be equivalent to approximately $9.01266 per Series A Share, all of which shall be paid and issued as set forth in Section 2.2 hereof. The Purchase Price and number of Series A Shares issued and sold pursuant hereto shall be subject to adjustment under the circumstances and subject to the terms and conditions of Article 9 hereof.

      1.3 Limited Purchase. Notwithstanding anything to the contrary herein or in the Software Agreement, in the event that the Software (as defined in the Software Agreement) is not finally accepted by the Investor pursuant to the terms of the Software Agreement, the provisions of Section 9 hereof shall be applicable.

2.    CLOSING; DELIVERIES

      2.1. Series A Closing. The initial closing of the purchase and sale of the Series A Shares hereunder (the "Series A Closing") shall be held at the offices of Hunton & Williams, 600 Peachtree Street, Suite 4100, Atlanta, Georgia 30308, on July 10, 1997 (the date of the Series A Closing is hereinafter referred to as the "Series A Closing Date").

      2.2. Series A Share Certificates; Purchase Price; Payment Procedures. At the Series A Closing, (a) the Company shall deliver to the Investor one stock certificate (the "First Certificate"), registered in the Investor's name, representing Seventy-Three Thousand Nine Hundred Seventy (73,970) Series A Shares to be purchased by the Investor from the Company, which shall represent the first of three stock certificates to be issued to the Investor hereunder, and (b) the Investor will deliver to the Company Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and 00/100 Dollars ($666,667), which shall represent the first of three installment payments (the "First Payment") of the Purchase Price. No later than the first business day after the initial delivery of the Software (as defined in the Software Agreement) to the Investor as provided in the Software Agreement and Exhibit B thereto, (a) the Company shall deliver to the Investor the second stock certificate (the "Second Certificate"), registered in the Investor's name, which shall represent Seventy-Three Thousand Nine Hundred Seventy (73,970) Series A Shares, and (b) in exchange for the Second Certificate, the Investor shall pay to the Company the second installment of the Purchase Price, in the amount of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 50/100 Dollars ($666,666.50) (the "Second Payment"). Subject to the provisions of Section 9 hereof, no later than the first business day after Final Acceptance of the Software by the Investor as provided in the Software Agreement and Exhibit B thereto, (a) the Company shall deliver to the Investor the third stock certificate (the "Third Certificate"), registered in the Investor's name, which shall represent Seventy-Three Thousand Nine Hundred Seventy (73,970) Series A Shares, and (b) in exchange for the Third Certificate, the Investor shall pay to the Company the third installment of the Purchase Price, in the amount of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 50/100 Dollars ($666,666.50) (the "Third Payment"). Payments of the First Payment, Second Payment and Third Payment, if applicable, shall be by wire transfer of immediately available funds to an account specified by the Company or certified check (in the Investor's sole discretion). The Second Certificate and Third Certificate shall be delivered to Hunton & Williams, counsel to the Investor, as escrow agent, at the Series A Closing, and held in escrow for future delivery pursuant to the terms of this Agreement and the Escrow Agreement entered into contemporaneously herewith.

      2.3. Series A Closing Documents. At the Series A Closing, the parties hereto shall execute and deliver the following documents:

           (a) A First Amendment to Shareholders' Agreement (the "Amendment") by and among the Company and its several shareholders, dated May 1, 1997 (the "Shareholders' Agreement"), in the form attached hereto as Exhibit A;

           (b) A Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement");

           (c) Articles of Amendment to the Articles of Incorporation of the Company establishing the Series A Stock, in the form attached hereto as Exhibit C (the "Articles of Amendment"), together with a Certificate from the Georgia Secretary of State evidencing the filing thereof;

           (d) The Escrow Agreement, in the form attached as Exhibit C hereto;

           (e) Actions by Unanimous Written Consent of the Shareholders of the Company electing Larry G. Blackwell to the Board of Directors of the Company;

           (f) An opinion of Morris, Manning & Martin, LLP, counsel to the Company;

           (g) A Certificate dated as of the Series A Closing Date by an officer of the Company certifying that conditions contemplated by Section 5 have been satisfied;

           (h) A Certificate dated as of the Series A Closing Date by the Secretary or other officer of the Company certifying as to the incumbency of the Company's officers and the authenticity of the amended Articles of Incorporation and Bylaws;

           (i) A Certificate as to the existence and good standing of the Company from the Georgia Secretary of State, dated within five days of the Series A Closing;

           (j) The Software Development and License Agreement between the Company and the Investor in the form attached as Exhibit D hereto (the "Software Agreement"); and

           (k) The Promissory Note described and defined in Section 5.6 hereof.

The documents identified in Subsection 2.3(a) through (j) above are hereinafter referred to as the "Series A Closing Documents."

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Investor as follows:

      3.1. Organization and Standing; Articles and Bylaws The Company is a corporation duly incorporated and existing under, and by virtue of, the laws of the State of Georgia and is in good standing under such laws. The Company is qualified to do business as a foreign corporation in every other jurisdiction in which such qualification is required, except for such failures that would not have a material adverse effect on the business or financial condition of the Company (a "Material Adverse Effect"). The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. True and accurate copies of the Company's Articles of Incorporation, as amended, and Bylaws, as presently in effect, have been delivered to the Investor.

      3.2. Corporate Power. The Company has all requisite legal and corporate power (i) to enter into, execute and deliver this Agreement and the Series A Closing Documents; (ii) when the Articles of Amendment have been adopted and filed, to sell the Series A Shares as set forth herein; and (iii) to carry out and perform all its obligations under the terms of this Agreement and the Series A Closing Documents.

      3.3. Subsidiaries.   Except  as  set  forth  on  Schedule   3.3,  the
Company does not own or control, directly or indirectly, any interest or investment in any corporation, association or other business entity.

      3.4. Capitalization. The authorized capital stock of the Company consists, upon filing of the Articles of Amendment, (a) of 1,500,000 shares, $.01 par value, of common stock ("Common Stock"), 888,000 shares of which are issued and outstanding and 55,400 of which are reserved for issuance pursuant to employee plans and agreements (the "Employee Plans"); and (b) 222,000 shares of the Series A Stock, 221,910 shares of which will be issued pursuant to this Agreement on the Series A Closing Date, 73,970 shares of which will be delivered to the Investor on the Series A Closing Date and 147,940 shares of which will be delivered at later dates, all as set forth in Section 2.2 hereof. On each date the Series A Shares are issued and delivered to Investor as set forth herein, all such issued and outstanding shares will have been duly authorized and validly issued, will be fully paid and nonassessable. As of the Series A Closing Date, all such shares will be owned beneficially and of record by the shareholders in the amounts set forth in Schedule 3.4 attached hereto and have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series A Stock, as set forth in the Articles of Amendment, has been reserved for issuance and when issued, will be duly authorized and validly issued, fully paid and non-assessable. Except for the 55,400 shares reserved for issuance pursuant to the Employee Plans, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock (or any other securities convertible into such capital stock), other than the purchase of the Series A Shares by the Investor as provided in this Agreement.

      3.5. Authorization; Enforceability. All corporate action on the part of the Company and its directors, officers and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and the Series A Closing Documents has been taken as of or prior to the Series A Closing. Each of this Agreement, the Registration Rights Agreement, the Shareholders' Agreement and the Software Agreement constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

      3.6. Validity of Stock. The Series A Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, will be free of any liens or encumbrances, and shall not be subject to any preemptive rights, rights of first refusal, redemption rights or other similar rights, other than as provided in (i) the Articles of Amendment setting forth the terms of the Series A Shares, and (ii) the Shareholders' Agreement, as amended by the Amendment. All shares of Common Stock of the Company outstanding as of the date hereof and all warrants, options or other rights to purchase or acquire such stock outstanding, as of the date hereof, were validly issued pursuant to applicable exemptions from the registration requirements of federal and state securities law.
      3.7. Disclosure. No representation or warranty by the Company in this Agreement or in any written statement, business plan, certificate or other materials furnished or to be furnished to the Investor pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which they were made. Set forth in Schedule 3.7 hereto is a true and correct copy of the Company's most recent Business Plan, dated as of March 17, 1997 (the "Business Plan").

      3.8. Compliance with Other Instruments; None Burdensome, etc. The Company is not in violation of any term of (i) its Articles of Incorporation, as amended, or Bylaws, or other governance document, (ii) any provision of any material mortgage, indenture, contract, agreement or instrument ("Material Agreements") to which the Company is a party or by which it is bound, or (iii) any judgment, decree or order binding upon the Company or to the Company's knowledge any statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement and the Series A Closing Documents, and the issuance of the Series A Shares, will not result in any such violation or be in conflict with or constitute a default under any such Material Agreement, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company. There is no such term which materially and adversely affects the business, condition, affairs, operations, financial conditions, properties or assets of the Company.
      3.9. Litigation. There are no lawsuits, actions, proceedings or investigations ("Actions") pending against the Company, its properties or its shareholders (nor to the Company's knowledge is there any basis therefor or threat thereof) which, either individually or in the aggregate, could reasonably be expected to result in any material adverse change in the business or financial condition of the Company or any of its properties or assets or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Company, and none of which challenges the validity of this Agreement or any action taken or to be taken in connection herewith. All pending and threatened Actions have been disclosed to Investor and as set forth on Schedule 3.9 hereof.

      3.10.Governmental Consents. No consent, approval or authorization of, or registration, declaration, designation, qualification or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or any of the Series A Closing Documents, the offer, sale or issuance of the Series A Shares or the consummation of any other transaction contemplated hereby except the filing of the Articles of Amendment and for filings under state securities laws where such filings are required and the filing of a Form D with the Securities and Exchange Commission, which filings have been made or will be timely made, as appropriate.

      3.11.Title to Property and Assets. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge of any type, except as pertaining to taxes not yet due and payable.

      3.12.Contracts. True, correct and complete copies of all the Company's organizational and governance documents and all Material Agreements have been provided to the Investor. Except as set forth on Schedule 3.12, the Company is not a party to any contract, agreement or instrument, the consummation or performance of which would have a material adverse effect on the operations of the Company.

      3.13.Intellectual Property. Except as set forth on Schedule 3.13, the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively, the "Intellectual Property") necessary for its business as now conducted, and to the Company's knowledge as proposed to be conducted, without any conflict with or infringement of the rights of others. Except as set forth on Schedule 3.13, there are no outstanding licenses or agreements of any kind to which the Company is a party or by which it is bound relating to any Intellectual Property. The Company has not received any communications alleging (and is not aware of any facts that could reasonably be expected to lead to an allegation) that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property or other proprietary rights of any other person or entity. The Company does not presently utilize or intend to utilize any inventions of its employees (or people it currently intends to hire) made prior to their employment by the Company. To the Company's knowledge, no employee working at the Company (an "employee") is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the right of any such employee to be working at the Company because of the nature of the business conducted or to be conducted by the Company or for any other reason, and to the Company's knowledge, the continued employment by the Company of persons currently working at the Company will not result in any such violations.

      3.14.Registration Rights. The Company has not granted or agreed to grant any registration rights to any person or entity with respect to any of its securities except those described in the Registration Rights Agreement.

      3.15. No Conflict of Interest. Except as set forth on Schedule 3.15, the Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company's officers or directors, or any members of their immediate families are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or shareholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. None of the Company's officers or directors or any member of their immediate families has, directly or indirectly, any financial or other interest in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

      3.16. Voting Rights. To the Company's knowledge, except as contemplated in the Shareholders' Agreement, no shareholders of the Company have entered into any agreements with respect to the voting of capital shares of the Company.

      3.17. Private Placement. Assuming the truth and accuracy of the Investor's representations set forth herein, the offer, sale and issuance of the Series A Shares as contemplated herein is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

      3.18. Employee Benefits. Except as set forth on Schedule 3.18, the Company has no pension, retirement, bonus, stock option, profit sharing, health, disability, life insurance, hospitalization or similar plans or arrangements maintained for the benefit of, or relating to, present or former officers, directors or employees. The Company does not have any employee benefit plan as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      3.19. Tax Returns and Payments. The Company has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments when due. The provision for taxes in the Financial Statements (as hereinafter defined) is adequate in all material respects for taxes due or accrued as of the dates thereof.

      3.20. Labor Agreements and Actions. Except as set forth on Schedule 3.20, the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

      3.21. Proprietary Information and Inventions Agreements. Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Investor. The Company, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof, and the Company will use all reasonable efforts to prevent any such violation. All consultants to or vendors of the Company with access to confidential information of the Company are parties to a written agreement substantially in the form or forms provided to counsel for the Investor under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company. The Company, after reasonable investigation, is not aware that any of its consultants or vendors are in violation thereof, and the Company will use its reasonable best efforts to prevent any such violation.

      3.22. Financial Statements. The Company's (a) unaudited balance sheet at December 31, 1996 and the income statements for the year then ended, and (b) unaudited balance sheet at May 31, 1997 and the income statements the five months then ended (collectively, the "Financial Statements"), have been prepared in accordance with the books and records of the Company and in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of the Company on the dates therein indicated.
Schedule 3.22 sets forth certain contingent liabilities not reflected as liabilities of the Company on the balance sheets included in the Financial Statements.

      3.23.  Material  Changes.  Since December 31, 1996, there has not been any
(a) event or condition of any character that has had or may reasonably be expected to have a materially adverse effect on the Company or its business, including without limitation changes to the financial condition of the Company,
(b) declaration or payment of any dividend or other distribution in respect of the capital stock of the Company, (c) waiver by the Company of a material right or material debt owed to it, (d) amendment to a material contract or arrangement (written or verbal) by which the Company or any of its assets is bound or subject, (e) material change in any compensation arrangement with any employee, or (f) change in the assets, liabilities, financial condition or operating results of the Company as reflected in the Financial Statements, except as disclosed in the Financial Statements and except changes in the ordinary course of business which have not been, individually or in the aggregate, materially adverse.

4.    INVESTOR'S  REPRESENTATIONS.   The  Investor  hereby  represents  and
warrants as follows:

      4.1. Authorization; Enforceability. The Investor has full power and authority to enter into this Agreement and all the Series A Closing Documents, and each of this Agreement, the Registration Rights Agreement, the Shareholders' Agreement and the Software Agreement constitutes its valid and legally binding obligation, enforceable against the Investor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally.

      4.2. Purchase Entirely for Own Account. The Series A Shares to be received by the Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, provided, that transfers by the Investor of all or less than all of the Series A Shares in compliance with applicable federal and state securities laws shall not be deemed a violation of this Section 4.2.

      4.3. Disclosure of Information. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

      4.4. Investment Experience. The Investor is an experienced investor in securities and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Shares. The Investor also represents it is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Act.

      4.5. Restricted Securities. The Investor understands that the Series A Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Act and applicable state securities laws or pursuant to exemptions therefrom. In this connection, the Investor represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Registration Rights Agreement as described therein. The Investor understands that no public market now exists for the Series A Shares and that it is uncertain whether a public market will ever exist for the Series A Shares.

      4.6. Legends. It is understood that the certificates evidencing the Series A Shares (and the Common Stock issuable upon conversion or exercise thereof) shall bear the following legend as well as any other legend as may be required by applicable federal and state securities laws:

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS' AGREEMENT DATED AS OF JULY 10, 1997 AND EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

5. CONDITIONS TO CLOSING OF THE INVESTOR. The obligation of the Investor to purchase and pay for the Series A Shares at the Series A Closing is subject to the fulfillment to its satisfaction on or prior to the Series A Closing Date of the following conditions:

      5.1. Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Series A Closing Date with the same force and effect as if they had been made on and as of said date.
      5.2. Performance. All covenants, agreements and conditions contained in this Agreement and in the Series A Closing Documents to be performed or complied with by the Company on or prior to the Series A Closing Date shall have been performed or complied with in all respects.

      5.3. Articles of Amendment. The Articles of Amendment shall have been properly filed with the Secretary of State of Georgia effective as of or prior to the Series A Closing Date.

      5.4. Board of Directors and Bylaws. The Bylaws of the Company shall provide for up to seven directors. As of the Series A Closing Date, the directors shall consist of the following persons: Thomas P. McKaskill, Anne C. McKaskill, Rick A. Marquardt and Larry G. Blackwell.

      5.5. Closing Documents. The Series A Closing Documents shall have been executed and delivered by the respective parties identified thereon.

      5.6. Refinancing of Debt. The Company shall have (i) executed the final Commitment Letter, dated June 30, 1997 and as provided to the Investor (the "Commitment Letter"), from Silicon Valley Bank (the "Bank") pertaining to the $250,000 term loan from the Bank to the Company (the "Refinancing") and agreed to use the proceeds of the Refinancing as contemplated in the Commitment Letter and the underlying loan documentation (the "Loan Documents"), and (ii) issued a promissory note (the "Promissory Note") to Thomas P. McKaskill to evidence $157,499 of debt owed by the Company to him (the "Remaining McKaskill Debt"), which Promissory Note shall have the following terms: (a) principal amount of $157,499, (b) an interest rate equal to 80% of the interest rate to be paid to the Bank in the Refinancing, (c) a final maturity date of three years from the date of the Promissory Note, (d) the provisions set forth in Section 5.7 hereof, and (e) monthly installment repayments of principal and interest ("Installments"), provided, that such Installments shall be paid only if and while: (x) the Company is not in default under any provision of any of the Loan Documents, (y) the Company is meeting its required payment obligations for trade payables and other ongoing obligations on a timely basis, and (z) the Company has sufficient unrestricted cash from operations for each such Installment payment, exercised in good faith, all as determined from time to time by the Board of Directors in its sole discretion. No interest accrued with respect to the Remaining McKaskill Debt prior to the Series A Closing Date, other than as included in the initial principal amount of the Promissory Note, shall be included on the books and records of the Company at any time.

      5.7 Interest Payment Recapture. The principal amount of the Promissory Note shall be reduced by an amount equal to 20% of the interest paid by the Company to the Bank pursuant to the Refinancing, as set forth in the Loan Documents, as and when repaid by the Company to the Bank in accordance with the Loan Documents.

6. CONDITION TO CLOSING OF COMPANY. The Company's obligation to sell the Series A Shares at the Series A Closing is subject to the fulfillment on or prior to the Series A Closing Date of the following conditions:
      6.1. Representations. The representations and warranties made by the Investor in Section 4 hereof shall be true and correct when made and shall be true and correct on the Series A Closing Date with the same force and effect as if they had been made on and as of said date.

      6.2. Performance. All covenants, agreements and conditions contained in this Agreement and in the Series A Closing Documents to be performed or complied with by the Investor on or prior to the Series A Closing Date shall have been performed or complied with in all respects.

      6.3. Closing Documents. The Series A Closing Documents shall have been executed and delivered by the respective parties identified thereon.

7. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees with the Investor that it shall:
      7.1. Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties, except where the failure to so qualify would have a Material Adverse Effect.

      7.2. Compliance with Laws; Taxes. Comply in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying all taxes, assessments and governmental charges imposed upon it or upon its property before the same become delinquent except to the extent contested in good faith.

      7.3. Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

      7.4. Keeping of Records and Books of Account. Keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

      7.5. Maintenance of Properties. Maintain and preserve all of its material properties and assets, which are necessary or useful in the proper conduct of its business in good repair, working order and condition, ordinary wear and tear excepted.

      7.6. Securities; Changes. At all times when any shares of the Series A Shares are outstanding, secure the written consent of the Investor prior to any action which (i) alters or changes the rights, preferences or privileges of the Series A Stock, (ii) increases or decreases the authorized number of shares of Series A Stock, (iii) issues or authorizes the issuance of any shares of Common Stock or Series A Stock (or other securities convertible into or options to acquire such stock) at a purchase price that is less than fair market value, other than the Option Stock pursuant to Section 7.7, (iv) creates (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on a parity with the Series A Stock, or
(v) amends or waives any provision of the Articles of Incorporation, as amended by the Articles of Amendment, relative to the Series A Stock.

      7.7 Option Stock. Notwithstanding the provisions of Section 7.6 hereof, the Company may issue up to an aggregate of the reserved 55,400 shares of Common Stock to its employees and non-employee directors by stock awards or stock option grants pursuant to one or more stock option or stock incentive plans ("Stock Option Plans") established by the Company and approved by the Board of Directors (the "Option Stock"). Stock options and stock awards issuable pursuant to such Stock Option Plans shall provide for the following vesting periods:

           (a)  25% vest twelve months after the grant date; and

           (b) 1/24th of the remaining 75% vest at the end of each consecutive calendar month thereafter.

      All shares of Common Stock issued pursuant to such Stock Option Plans shall bear a legend stating that the Company retains (i) the right to redeem all of such shares at the higher of the exercise price or fair market value at any time after an employee terminates his/her employment with the Company for any reason (or is terminated by the Company for any reason), and (ii) the right of first refusal to purchase any shares proposed to be sold, which rights are governed by the Shareholders' Agreement. Such redemption and first refusal rights shall expire on the date a registration statement for an initial public offering of the Company's Common Stock becomes effective. All persons who receive Option Stock shall execute a counterpart of the Shareholders' Agreement as a condition to such person's receipt of the shares of Option Stock.. Each grant to "affiliates" (as defined below) of the Company of options to acquire Option Stock (as contemplated herein and as authorized after the date of this Agreement) shall be made only with an exercise/purchase price which is equal to or greater than fair market value for such stock at the time of each such grant. For purposes of this Agreement, "affiliate" shall be defined as set forth in Rule 405 under the Securities Act.

      7.8. Confidentiality Agreements. Require all of its employees and consultants to execute and deliver a confidentiality and trade secrets agreement in a form that has been approved by the Board of Directors prior to dissemination and execution.

      7.9. Key Man Life Insurance. Within 30 days after the Series A Closing Date, the Company shall purchase a key man life insurance policy on the life of Thomas P. McKaskill in the amount of $250,000 with the Company as the beneficiary.

      7.10.Related Party Transactions. The Company shall not enter into, directly or indirectly, any agreement, contract, arrangement or understanding of any type or for any purpose, whether written or verbal (a "Related Party Transaction"), with (a) Thomas P. McKaskill, (b) Anne C. McKaskill, (c) Rick A. Marquardt, and/or (d) any other director or executive officer of the Company, and/or any of their respective affiliates or immediate family members (as defined in Instruction 2 to Item 404 of Regulation S-K under the Securities Act) (individually, a "Related Party," and collectively, the "Related Parties") without the prior written consent of the Investor, which shall not be unreasonably withheld. Notwithstanding the foregoing, the Company shall not be precluded from entering into an employment agreement or having an employment relationship with any Related Party on terms not more favorable than those disclosed on Schedule 7.10 hereto or as otherwise approved in good faith by the Compensation Committee of the Company's Board of Directors.

      7.11 Use of Proceeds. The Company shall use the Purchase Price paid by Investor for the Series A Shares hereunder (the "Proceeds") for capital investments and the expansion of its sales channels (including without limitation hiring additional sales and marketing personnel) and otherwise in a manner consistent with the Business Plan. Without limiting the generality of the foregoing, the Company agrees specifically not to use the Proceeds to: (a) pay for or finance any Related Party Transactions; (b) use the Proceeds to reimburse officers, directors, employees or independent contractors of the Company for past due salaries, expenses, loans or other similar items payable by the Company; or (c) pay fees for professional services in excess of $45,000 (including amounts paid directly to its counsel and accountants and amounts paid to the Investor's counsel) in connection with the transactions contemplated by this Agreement.

      7.12 Restrictions. For a period of four years from the date hereof, the Company shall not enter into any written or oral agreement, arrangement or understanding with any person or entity engaged in the sale, license or distribution of computerized maintenance management systems (including software or services related thereto) with respect to the development, licensing, sale, resale, marketing, co-marketing or distribution of any product that is the same as or substantially similar to the Software, in terms of functionality, for use by CMMS Customers. The foregoing limitation shall not be deemed to prohibit the Company from developing, licensing, selling, reselling, marketing or distributing its software products directly to end users.

8.    INDEMNIFICATION

      8.1. Obligation to Indemnify. Subject to the limitations set forth in this section 8, each party hereto shall indemnify and hold the other party harmless from and against any and all losses, claims, damages, expenses or liabilities (including, without limitation, the costs of any investigation or suit and counsel fees related thereto) asserted against, imposed upon or incurred by such other party resulting from a breach by the indemnifying party of any of its representations, warranties or covenants made in this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished pursuant to this Agreement.

      8.2. Survival of Representations, Warranties and Covenants. All representations and warranties made by the Company and the Investor in this Agreement shall survive until the earlier to occur of (a) the closing date of a Qualifying Public Offering (as defined in the Articles of Amendment),

(b) the closing date of a Control Transaction (as defined in the Articles of Amendment), and three (3) years from the date of the Third Payment (as set forth in Section 2.2 hereof); and the covenants made by the Company and the Investor in this Agreement shall survive until the earlier to occur of (a) and (b) above.

      8.3. Gross-Up of Indemnification Payments by the Company. In the event that the indemnifying party under Section 8 of this Agreement is the Company, any amounts due to the Investor under the provisions of this Section 8 (the "Unadjusted Loss") shall be grossed up so that the amount due to the Investor after the gross-up required by this Section 8.3 shall equal the Unadjusted Loss divided by .8001, provided, that if the Investor purchases the reduced amount of Series A Shares pursuant to the terms of Section 9 hereof, such number shall be
 .8478.

9. LIMITED PURCHASE OF STOCK. In the event that the Software (as defined in the Software Agreement) is not Finally Accepted (as defined in the Software Agreement) by the Investor pursuant to the terms of the Software Agreement (and Exhibits thereto), this Section 9 shall be applicable.

      9.1. (a) In the event the Software is not Finally Accepted and the Investor elects to proceed under Section 9(a)(i) of the Software Agreement, then this Agreement shall be automatically amended (without further action by either party ) to reflect the following: the total number of shares of the Series A Stock to be purchased by Investor hereunder shall be reduced to One Hundred Fifty-Nine Thousand Four Hundred and Five (159,405), and the total Purchase Price for such shares shall equal One Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 50/100 Dollars ($1,333,333.50).

           (b) In such event, the following  definitional changes shall be made:
(i) the definition of "Series A Shares" in Section 1.2 shall be amended to be "One Hundred Fifty-Nine Thousand Four Hundred and Five (159,405);" and (ii) the definition of "Purchase Price" in Section 1.2 shall be amended to "One Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 50/100 Dollars ($1,333,333.50)," an effective Purchase Price of $8.36 per Series A Share.

           (c) Except for the amendments set forth in this Section 9.1 above and appropriate amendments to Section 1, Section 2 and Section 3.4 hereof and other provisions hereof as required to reflect the reduction in the amount of Series A Shares purchased as described herein, all remaining provisions of this Agreement shall remain in full force and effect, pursuant to their terms.

           (d) In the event the number of shares of Series A Stock to be purchased by the Investor hereunder shall be reduced as provided in this Section 9.1, each party agrees in good faith to execute such documents and take any actions reasonably required to effectuate such agreement.

           (e) In the event that the reduced number of Series A Shares is purchased by the Investor pursuant to the terms of this Section 9.1, the parties agree that the Investor (acting through the Escrow Agent) will tender promptly the Third Certificate to the Company and the Company shall accept such tendered Third Certificate and promptly issue to the Investor a new stock certificate for 11, 465 shares of Series A Stock.

      9.2 In the event the Software is not Finally Accepted and the Investor elects to exercise the option reflected in Section 9(a)(ii) of the Software Agreement and make the Third Payment notwithstanding that the Software has not been Finally Accepted, then, upon receipt of the Third Payment, the Company (acting through the Escrow Agent) shall release the Third Certificate to the Investor.

10.   MISCELLANEOUS

      10.1.Governing  Law.  This   Agreement   shall  be  governed  by  and
construed under the laws of the State of Georgia.

      10.2.Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Investor. The Investor may assign its rights and obligations hereunder to (a) an affiliate, without the consent of the Company, or (b) an entity which as a result of such assignment would acquire the registration rights of the Investor as set forth in the Registration Rights Agreement, with the consent of the Company, which shall not be unreasonably withheld. The Company may not assign its rights and obligations hereunder.

      10.3.Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, except pursuant to a written consent by the Company and the Investor.

      10.4.Notices, etc. All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Postal Service, by certified mail, return receipt requested, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Investor at 50 Datastream Plaza, Greenville, South Carolina 29605, or to such other address as the Investor shall have furnished to the Company in writing, with a copy to
J. Stephen Hufford, Esq. at Hunton & Williams, NationsBank Plaza, 600 Peachtree Street, N.E., Suite 4100, Atlanta, Georgia 30308-2216 or (b) if to the Company, at 1117 Perimeter Center West, Suite E105, Atlanta, Georgia 30338, or to such other address as the Company shall have furnished to the Investor in writing, with a copy to Grant Collingsworth, Esq. at Morris Manning & Martin, LLP 3343 Peachtree Road, Atlanta, Georgia 30326.

      10.5.Expense of Transaction. Each party hereto shall bear its own expenses in connection with the transaction described herein; provided, however, that the Company shall pay up to $20,000 to Hunton & Williams, as counsel for the Investor, in connection with this transaction.

      10.6.Titles and Subtitles. The titles of the Sections, paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      10.7.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      10.8.Timely   Performance.   Time  is  of  the   essence  as  to  the
performance of the obligations required of the respective parties under this Agreement.

      10.9.Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      10.11. Severability. Except as set forth below, if one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms. In the event Section 7.12 or any provision thereof is held to be unenforceable in its current form under applicable law, the parties hereby instruct any court of competent jurisdiction construing or interpreting such provision to modify such provision to the extent necessary to make the objectionable provision legally enforceable, and such provision shall, after such modification, be fully enforceable pursuant to the terms thereof.

      10.12. Delays or Omission. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Series A Stock upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

      10.13Initial Balance Sheet. The Company and the Investor agree that they shall cause KPMG Peat Marwick, at the Investor's expense, to prepare and deliver to each party within 45 days of the date hereof an audited balance sheet, statement of operations, and statement of cash flow of the Company, reflecting the Company's assets and liabilities as of and for the six-month period ended June 30, 1997. Such audited financial statements, upon being furnished to the parties by KPMG Peat Marwick, shall be deemed to conclusively represent the assets and liabilities and results of operations of the Company as of such date and for such period. Without limiting the generality of the representations and warranties of the Company set forth in Article 3 hereof or the indemnification provisions of Article 8 hereof, but subject to all of the provisions of such
Article 8, the Company agrees to indemnify and hold the Investor harmless from and against any and all losses, claims, damages, expenses or liabilities (including, without limitation, the costs of any investigation or suit and counsel fees related thereto) asserted against, imposed upon or incurred by the Investor attributable to a material liability of the Company existing as of June 30, 1997, or resulting from the Company's business or operations as conducted through June 30, 1997, which liability is not reflected in such audited financial statements, excluding (i) liabilities incurred in the ordinary course of business after the date of such audited financial statements but before the date hereof or (ii) liabilities disclosed in this Agreement or the schedules hereto (including the financial statements referenced in Section 3.22 hereof).


                      [Signatures on following page]

      IN WITNESS WHEREOF, the Company and the Investor have executed and delivered this Preferred Stock Purchase Agreement as of the day and year first above written.




                                    DISTINCTION SOFTWARE, INC.


                                       By:
                            Name: Thomas P. McKaskill
                          Title:  President



                            DATASTREAM SYSTEMS, INC.


                          By:
                             Name:Larry G. Blackwell
                          Title:  Chairman and Chief Executive Officer